Exhibit 10.1
WebMD Health Corp.
111 Eighth Avenue
New York, NY 10011
As of June 28, 2010
Wayne Gattinella
c/o WebMD Health Corp.
111 Eighth Avenue
New York, NY 10011
Dear Wayne:
Reference is made to (i) the Amended and Restated Employment Agreement dated as of July 14, 2005 between you and WebMD Health Corp. (the “Company”) (as previously amended, the “Employment Agreement”; capitalized terms used herein without definition have the meanings specified in the Employment Agreement), (ii) the grant of a nonqualified option to purchase 120,000 shares of the Company’s Common Stock made to you on June 28, 2010 (the “2010 Option”) as evidenced by the Option Agreement dated June 28, 2010 (the “Option Agreement”) and (iii) the grant of 30,000 restricted shares of the Company’s Common Stock made to you on June 28, 2010 (the “2010 Restricted Stock”) as evidenced by a restricted stock agreement dated June 28, 2010 (the “Restricted Stock Agreement” and collectively with the Option Agreement, the “Award Agreements”). The Option Agreement and the Restricted Stock Agreement will be forwarded to you under separate cover directly from Fidelity, the Company’s third party provider.
1.	Impact of a Change in Control of the Company on the 2010 Option and 2010 Restricted Stock. Notwithstanding anything to the contrary contained in the applicable Award Agreement, in the event of the occurrence of a Change in Control (as defined in the WebMD Amended and Restated 2005 Long-Term Incentive Plan), you may resign without Good Reason at any time after the one year anniversary of such Change in Control and (i) the 2010 Option shall continue to vest and remain outstanding through the second anniversary of the Change in Control as if you remained in the employ of the Company through such date and the 90 day post-termination exercise period shall commence on such second vesting date and (ii) that portion of the 2010 Restricted Stock that would have vested through the second anniversary of the Change in Control will be deemed vested as of the date of termination, in each case subject to a release of claims (as described in the Employment Agreement) being executed by you and becoming effective and your continued compliance with the Trade Secret and Proprietary Information Agreement. In the event that your employment is terminated without Cause or for Good Reason on or following a Change in Control of the Company, the 2010 Option and the 2010 Restricted Stock shall be treated in the manner described in the preceding sentence (subject to the conditions specified).
Except as set forth herein, the Employment Agreement, the Option Agreement and the Restricted Stock Agreement remain in full force and effect.

WEBMD HEALTH CORP.
By:	/s/ Lewis H. Leicher
Lewis H. Leicher
Senior Vice President

ACKNOWLEDGED AND AGREED

/s/ Wayne Gattinella
WAYNE GATTINELLA

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